EXHIBIT 10.17

                             BUSINESS LONG DISTANCE
                       SPECIAL FLAT RATE SERVICE AGREEMENT

Applicant:  Tele Hub Link Corporation
Address:  1000 rue St. Antoine West, Suite 600, Montreal, Quebec
          H3C 3R7
Initial Term: Four (4) Years
Monthly Commitment Level ($):  $35,000.00 / per month

Business Long Distance Services:

             [X] Unison(R)  [X] AT&T Canada - Toll Free  [ ] VRoute(R)

1.   PROVISION OF SERVICE

The Applicant requests AT&T Canada Long Distance Services Company ("AT&T Canada") and AT&T Canada hereby agrees to provide to the Applicant, the AT&T Canada Long Distance Services (the "Services") set out above, subject to all terms and conditions set out herein an din accordance with AT&T's Terms of Service, including all limitation of liability provisions contained therein, as revised by AT&T Canada from time to time. A copy of the current Terms of Service is set out on the reverse of this form. The parties may from time to time execute additional schedules covering such further items as may be agreed upon and such schedules shall form an integral part of this Agreement.

2.   TERM

The Initial Term of this Agreement shall be as set out above. The Initial Term will commence on the later of the Acceptance Date and the date of the Certificate of Acceptance required under Schedule A, and shall automatically renew for successive term(s) equal to the Initial Term, unless either party shall have given written notice of termination at least 120 days prior to completion of the Initial Term or any renewal term thereafter.

3.   PRICE COMMITMENT/FLAT RATE

Subject to Section 6 below, the Applicant will be charged the rate of 15.45 CENTS/PER MINUTE (the "Flat Rate") with respect to Service usage within Canada and the U.S. (excluding Mexico), which rate is not subject to any further discount including time of day. International and Mexico calls will be discounted in accordance with AT&T Canada's General Pricing Book. All calls will be rated at 30 second minimum and 6 second increments.

4.   BILLING AND PAYMENT

The Applicant will be issued and agrees to pay on receipt, a monthly invoice based on the Applicant's Service usage at the then applicable rates and discounts. The Applicant agrees to pay all applicable provincial and federal taxes.

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5.   COMMITMENT LEVEL

The Applicant agrees to a first year commitment level (the "First Year Commitment Level") equal to nine (9) multiplied by the Commitment Level set out above, which dollar level is based on the Applicant's annual Service usage of AT&T Canada - Toll-Free, Unison and VROUTE switched voice services.

The Applicant agrees to an annual commitment level (the "Annual Commitment Level") equal to twelve (12) multiplied by the Commitment Level set out above, which dollar level is based on the Applicant's annual Service usage of AT&T Canada - Toll-Free, Unison and VRoute switched voice services.

6.   USAGE BELOW COMMITMENT LEVEL

If the dollar value of the Applicant's Service usage in the first year of the Initial Term is less than the First Year Commitment Level, AT&T Canada may, in its sole discretion:

          (i) invoice the Applicant a deficiency charge equal to the First Year Commitment Level less the Service usage billed to the Applicant in respect of that particular year;

          (ii) require the Applicant to extend the Initial Term for such period of time as to recover the Applicant's revenue shortfalls; or

          (iii)  increase the Special Flat Rate set out herein.

If the dollar value of the Applicant's Service usage in the second year of the Initial Term or in any year during any renewal term is less than the Annual Commitment Level, AT&T Canada may, in its sole discretion:

          (i) invoice the Applicant a deficiency fee equal to the Annual Commitment Level less the Service usage billed to the Applicant in respect of that particular year;

          (ii) require the Applicant to extend the Initial Term for such period of time as to recover the Applicant's revenue shortfalls; or

          (iii)  increase the Special Flat Rate set out herein.

7.   RAMP-UP

For the first ninety days of the Initial Term (the "Ramp Up Period"), the provisions set out in section 6 above, will not apply.

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8.   CHANGES IN COMMITMENT LEVEL

The Applicant may increase or decrease its Commitment Level at any time during the Initial Term or any renewal term on 30 days prior written notice to AT&T Canada, provided that if the new Commitment Level is less than the previous Commitment Level, the Applicant shall pay to AT&T Canada an amount equal to the difference between the new Commitment Level and the previous Commitment Level multiplied by the number of months in the unexpired portion of the Initial Term or renewal term, as applicable.

9.   HARDWARE

Included with the Services, the Equipment described in Schedule 'A' attached hereto will be provided to the Applicant in accordance with and subject to the terms and conditions set out therein.

10.  TERMINATION AND MIGRATION

The Applicant may terminate this Agreement prior to the end of the Initial Term or any renewal term on 120 days prior written notice to AT&T Canada, provided however, that the Applicant shall pay to AT&T a Termination Fee equal to the Commitment Level set out above multiplied by the number of months in the unexpired portion of the Initial Term or renewal term as applicable.

If this Agreement is terminated pursuant to this Section 10 in the first year of the Initial Term, the Applicant shall pay to AT&T Canada immediately upon receipt of invoice a deficiency charge equal to the amount by which the partial year commitment level (such partial year commitment level being an amount equal to the Commitment Level set out above multiplied by the number of expired months in the particular year as of the effective date of termination, excluding the Ramp-Up Period) exceeds the Service usage billed to the Applicant in respect of that particular year. Such deficiency charge is in addition to any termination fees set out herein.

If this Agreement is terminated pursuant to this Section 10 in the second year of the Initial Term or in any year during any renewal term, the Applicant shall pay to AT&T Canada immediately upon receipt of invoice a deficiency fee equal to the amount by which the partial year commitment level (such partial year commitment level being an amount equal to the Commitment Level set out above multiplied by the number of expired months in the particular year as of the effective date of termination) exceeds the Service usage billed to the Applicant in respect of that particular year. Such deficiency fee is in addition to any termination fees set out herein.

11.  NON-ASSIGNMENT

Neither party may assign this Agreement without the prior written consent of the other, except that AT&T Canada may without the

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Applicant's consent assign (i) its right to receive payment hereunder; or (ii)
this Agreement to an affiliate.

AT&T LONG DISTANCE SERVICES COMPANY

/s/HARRY BOWLES
-----------------------------------
Authorized Signature

 HARRY BOWLES - BRANCH MANAGER
-----------------------------------
Name and Title

19/10/98
-----------------------------------
Acceptance Date

APPLICANT -  TELE HUB LINK CORPORATION

/s/PATRICK THOMAS
-----------------------------------
Authorized Signature

PATRICK THOMAS - PRESIDENT AND CEO
-----------------------------------
Name and Title

-----------------------------------
Application Date

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                           TERMS OF SERVICE (BUSINESS)

1.   GENERAL

(a) For the purposes of these Terms of Service, "Customer" shall mean the person, firm, corporation or other entity which purchases services and/or facilities (including equipment) from AT&T Canada.

(b) For the purposes of Sections 14 and 15 of these Terms of Service, "AT&T Canada" shall include AT&T Canada, any affiliated or subsidiary companies of AT&T Canada, and the directors, officers, employees, consultants and agents of all of them.

(c) Services and/or facilities (including equipment) furnished by AT&T Canada are subject to the terms and conditions contained in:

     (i)  these Terms of Service (as revised by AT&T Canada from time to time);
          and

     (ii) any written agreement between AT&T Canada and the Customer which together constitute the entire agreement between the Customer and AT&T Canada (the "Agreement").

(d) In the event of any inconsistency between these Terms of Service and any written agreement between AT&T Canada and the Customer, such written agreement shall prevail.

(e) Except as expressly provided in the Agreement, no modification of or amendment to the Agreement shall be effective unless agreed to in writing by AT&T Canada and the Customer.

(f) No waiver of any part of the Agreement shall be effective unless in writing and no such waiver shall be deemed a waiver of any other provision in the Agreement or a continuing waiver unless agreed to in writing by AT&T Canada and the Customer.

(g) The Agreement shall be governed by the laws of the Province of Ontario and all federal laws of Canada applicable therein.

2.   PROVISION OF SERVICE

(a) The minimum contract period for AT&T Canada services is one (1) month commencing from the date the service is provided, unless otherwise stipulated in the Agreement.

(b) If the Customer cancels or delays a request for service after installation work has started, but before service has started, the Customer shall be liable for any and all installation

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      charges, removal costs, and applicable termination fees, and shall pay same upon receipt of invoice.

(c) In the event that AT&T Canada, at the request of the Customer, incurs unusual expense in the provision of service to the Customer, for example and without limitation, for securing rights of way or for special construction, the Customer shall be liable for such expenses.

(d) To the extent applicable in respect of a service, it is the Customer's responsibility to provide, prepare and maintain one or more locations for the installation of the facilities (including equipment) necessary in order for AT&T Canada to provide service to the Customer. Such provision, preparation and maintenance shall comply with AT&T Canada's specification and shall be at the Customer's expense.

3.   AT&T CANADA FACILITIES

(a) To the extent that AT&T Canada is furnishing and installing facilities (including equipment) required to provide a service, AT&T Canada shall bear the expense of maintenance and repairs required due to normal wear and tear to such facilities, except that AT&T Canada may charge for the additional expense incurred when the Customer requires maintenance and repair work to be performed outside of AT&T Canada's regular working hours.

(b) All AT&T Canada facilities (including equipment) on the Customer's premises shall remain the property of AT&T Canada, unless otherwise provided, and shall not be encumbered, loaned, leased or sold by the Customer.

4.   AT&T CANADA RIGHT TO ENTER PREMISES

(a) AT&T Canada's agents and employees may, at reasonable hours, enter the Customer's premises on which service is or is to be provided, to install, inspect, repair and remove its facilities (including equipment), and to inspect and perform necessary maintenance in cases of network-affecting disruptions involving Customer-provided facilities.

(b) Prior to entering the Customer's premises, AT&T Canada shall obtain permission from the Customer.

(c) Entry is not subject to Sections 4(a) and 4(b) in the event of an emergency or potential harm to AT&T Canada's network, or where entry is pursuant to a court order.

(d) In the event that the Customer fails to provide access to AT&T Canada in accordance with this Section 4, AT&T Canada shall not be liable for any resulting service interruption and related damages, and the Customer shall be liable for any

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     additional costs incurred by AT&T Canada in order to restore the service.

5.   MAINTENANCE, INSPECTIONS, TESTS AND ADJUSTMENTS

(a) The Customer agrees that it may be necessary for AT&T Canada to temporarily suspend service for technical reasons or to maintain its network or facilities (including, without limitation, as described in Section 5(b) below). Any such suspension of service shall not be an "interruption" of service.

(b) AT&T Canada may, upon reasonable notice, once during each twenty-four (24) hour period, make such inspections, tests and adjustments as it may deem necessary to investigate, modify or maintain the installation or operation of the Customer's or AT&T Canada's network or connecting facilities. Upon such reasonable notice, the Customer shall make available to AT&T Canada such facilities (including by providing access to the Customer's premises) as may be reasonably necessary in the circumstances. The Customer agrees that if the Customer does not provide such access in a timely manner, AT& T Canada shall not be liable for any resulting service interruption and related damages, and the Customer shall be liable for any additional costs incurred by AT&T Canada in order to restore the service.

6.   RESTRICTIONS ON USE OF SERVICE

(a) Service may be used by the Customer and any person having the Customer's permission to access it ("Permitted User").

(b) The Customer is solely responsible for the content of any transmissions or databases (including libraries) using the service, and any other use of the service, by the Customer or any Permitted User.

(c) The Customer is prohibited from using AT&T Canada's services or permitting them to be used for illegal purposes (including illegal content) or to interfere with or disrupt other users of the service or the service itself (collectively, the "Prohibited Uses"). For the purposes of Internet related services and applications, the term "Prohibited Uses" shall include, without limitation, distribution of unsolicited advertising or chain letters, propagation of computer viruses, and using the service to make unauthorized entry to any other terminal equipment accessible via the service.

(d) For the purposes of Internet related services and applications, the Customer shall ensure that it and any Permitted User observe any user policies as AT&T Canada may institute from time to time.

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(e)  For the purposes of Internet related services and applications, the
     Customer shall be responsible for ensuring that neither it nor any Permitted User uses, or knowingly distributes or resells, the services for use in connection with or for use or resale in hazardous environments requiring fail-safe controls, such as in the operation of nuclear facilities, aircraft navigation or communications systems, air traffic control, life support of weapons systems ("High Risk Activities").

(f) For the purposes of Internet related services and applications, unless otherwise provided in the Agreement, the Customer shall be responsible for employing encryption, firewall, certification or other technologies to secure the Customer's own transactions.

(g) The Customer may not use the service in a manner contrary to the traffic routing rules established by the CRTC to promote the use of Canadian transmission facilities within Canada and between Canada and points outside Canada.

7.   RESPONSIBILITY FOR CHARGES

(a) The Customer is responsible for all charges for all services and facilities (including equipment) furnished to the Customer by AT&T Canada, including without limitation, all calls and services:

     (i) originating from or accepted at its terminal equipment or the terminal equipment of those to whom the Customer may provide such service;

     (ii) made using any number, calling card number, authorization code, domain name or toll-free number assigned to the Customer or to those to whom the Customer may provide such service; or

     (iii) made using any facility used to provide access to AT&T Canada's equipment from the terminal equipment of either the Customer or those to whom the Customer may provide such service.

(b) Unless there has been deception by the Customer with regard to a charge, the Customer shall only be responsible for paying a previously unbilled or underbilled charge where:

     (i) in the case of a recurring charge or a charge for an international long distance message, it is correctly billed within a period of one
            (1) year from the date it was incurred; or

     (ii) in the case of a non-recurring charge other than for an international long distance message, it is


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            correctly billed within a period of 150 days from the date it was incurred.

(c) The Customer is responsible for any applicable provincial and federal taxes or similar charges.

(d) AT&T Canada shall only recognize such person(s) as is (are) listed on the most recent service authorization form provided to AT&T Canada by the Customer as the sole person(s) authorized to accept, utilize, manage, modify or terminate services provided by AT&T Canada.

8.   PAYMENT AND BILLING

(a) Fixed charges for services furnished by AT&T Canada are payable monthly in advance. All other charges for services and facilities (including equipment) furnished by AT&T Canada are billed monthly in arrears and are due and payable upon receipt of invoice. A late payment charge, as specified by AT&T Canada from time to time, will accrue upon any amounts remaining unpaid forty-one (41) days after the date of the invoice.

(b) In exceptional circumstances, as determined by AT&T Canada in its sole discretion, for example and without limitation, where the Customer has incurred a significant amount of billable charges or presents an abnormal risk of loss to AT&T Canada, AT&T Canada may, prior to the normal billing date, request payment from the Customer on an interim basis for the non-recurring charges that have accrued, providing the Customer with details regarding the services and charges in question. In such cases, such charges shall be considered past due three (3) days after they are incurred or three (3) days after AT&T Canada demands payment, whichever occurs later.

(c) In extreme circumstances, as determined by AT&T Canada in its sole discretion, for example and without limitation, where AT&T Canada has reasonable grounds for believing that the Customer intends to defraud AT&T Canada, AT&T Canada may request immediate payment from the Customer.

(d) The Customer shall be liable to AT&T Canada for all costs and/or expenses incurred directly or indirectly, including legal fees, in the collection or attempted collection of any delinquent charges.

(e) Customers providing AT&T Canada with a cheque or pre-authorized payment which is returned for insufficient funds, or is otherwise not processed for payment shall be subject to a processing fee in the amount of $15.00 (or such other amount as AT&T Canada may set from time to time).

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9.   DISPUTES

(a) The Customer shall bring all billing inquiries and disputes to AT&T Canada's attention within sixty (60) days of the invoice date. Failure to do so within this period shall be deemed an admission of the accuracy of the entire contents of the invoice, and shall foreclose any opportunity by the Customer to challenge the accuracy of any portion of such invoice at a later date.

(b) To dispute a charge the Customer must call the number specified on the invoice or contact its assigned Billing Analyst.

(c) The Customer agrees and acknowledges that the undisputed portion of any disputed invoice and all subsequent invoices shall be paid by the Customer on a timely basis or the services may be disconnected by AT&T Canada.

10.  DEPOSITS

(a) The Customer agrees and acknowledges that AT&T Canada has the right to require deposits from the Customer where:

     (i) the Customer has no credit history with AT&T Canada and will not provide satisfactory credit information;

     (ii) the Customer has an unsatisfactory credit rating with a third party or with AT&T Canada, as determined by AT&T Canada in its sole discretion;

     (iii) the Customer presents an abnormal risk of loss, as determined by AT&T Canada in its sole discretion.

(b) AT&T Canada will review the continued appropriateness of deposits on a regular basis. When service is terminated or the conditions which originally justified them are no longer present, as determined by AT&T Canada in its sole discretion, AT&T Canada will refund the deposit with interest, retaining only any amount then owed to it by the Customer.

(c) Deposits will earn interest in accordance with the monthly savings account rate of The Bank of Nova Scotia. The monthly interest will be calculated on the last day of the Customer's monthly billing period, prorated for the portion of the month the deposit is held by AT&T Canada.

11.  CONFIDENTIALITY OF CUSTOMER RECORDS

(a) Unless the Customer consents in writing or disclosure is pursuant to a legal power, all information kept by AT&T Canada regarding the Customer, other than the Customer's name, address, listed telephone number, domain name or "IP" number

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     is confidential and may not be disclosed by AT&T Canada to anyone other than:

     (i)    the Customer;

     (ii) a person who, in the reasonable judgment of AT&T Canada is seeking the information as an agent of the Customer;

     (iii) another telecommunications service provider, provided the information is required for the efficient and cost-effective provision of telecommunications services and disclosure is made on a confidential basis with the information to be used only for that purpose;

     (iv) a company involved in supplying the Customer with telephone or telephone directory related services, or Internet or Internet directory related services, provided the information is required for that purpose and disclosure is made on a confidential basis with the information to be used only for that purpose; or

     (v) an agent retained by AT&T Canada in the collection of the Customer's account, provided the information is required for, and is to be used only for, that purpose.

12.  AT&T CANADA-INITIATED CHANGES IN NUMBERS AND DOMAIN NAMES

(a) Customers do not have any property rights in dial numbers, "IP"numbers or domain names assigned to them. AT&T Canada may change such numbers or domain names, provided it has reasonable grounds for doing so and has given reasonable advance written notice to the Customer in question, stating the reason and anticipated date of change. In cases of emergency, oral notice with subsequent written confirmation is sufficient.

13.  REFUNDS IN CASES OF SERVICE INTERRUPTION

(a) Where service is interrupted, disconnected, unavailable or delayed, in respect of services charged on a non-usage basis, AT&T Canada's liability is limited as follows:

     (i) to a refund of charges, on request by the Customer, for service interruptions of eight (8) or more consecutive hours to terminal equipment and/or access channels; and

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     (ii)   to a refund of charges, on request by the Customer, for service interruptions of thirty (30) or more consecutive minutes to inter-city channels.

(b) Requests for a refund of charges in respect of service interruptions shall be made by the Customer within sixty (60) days of the date of service interruption.

(c) For greater certainty, no refunds are payable by AT&T Canada in respect of services charged on a usage basis, except to the extent that the Customer is billed for usage during the time the service interruption existed.

14.  LIMITATION OF AT&T CANADA LIABILITY

(a) Except with regard to damages to real or tangible personal property, or for bodily injury or death proximately caused by AT&T Canada's negligence, AT&T Canada's liability to the Customer or any third party in connection with the service or the provision or non-provision thereof shall be limited to:

     (i) in the case of services, a refund of charges for service interruption, on request by the Customer, in accordance with Section 13 herein; or

     (ii) in the case of equipment, repair or return of the defective equipment to AT&T Canada for refund, at the sole option of AT&T Canada.

(b) Without limiting the generality of the foregoing, AT&T Canada shall not be liable for:

     (i) conduct of the Customer or failure of facilities (including equipment) or connections provided by the Customer;

     (ii) defamation or copyright infringement arising from material transmitted or received over AT&T Canada's facilities;

     (iii) infringement of patents arising from combining or using Customer-provided facilities with AT&T Canada's facilities;

     (iv) any act or omission of any connecting carrier, underlying carrier, local exchange telephone company, local access provider, or acts or omissions of any other providers of connections, facilities (including equipment), or service other than AT&T Canada, which are used by AT&T Canada and/or the Customer;

     (v) interruptions, errors, delays or defects in transmission or failure to transmit caused by an

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            act of God, fortuitous event, war, insurrection, riot, strike, walkout, lockout or other labour unrest affecting AT&T Canada or its suppliers, storm, fire, flood, explosion, lighting, government restraint, delays in producing supplies, shortages of suitable labour, equipment or materials, power shortages or interruptions or any other event beyond the reasonable control of AT&T Canada.

(c) UNDER NO CIRCUMSTANCES SHALL AT&T CANADA BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES OR HARM TO BUSINESS, LOST PROFITS, LOST SAVINGS, OR LOST REVENUES WHETHER OR NOT AT&T CANADA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(d) These limitations of liability shall apply regardless of the form of action, whether in contract, warranty, strict liability, or tort, including without limitation negligence of any kind, whether active or passive, or any combination thereof, and shall survive failure of an exclusive remedy.

15.  LIABILITY OF THE CUSTOMER

(a) The Customer shall be liable for all damages caused to AT&T Canada and AT&T Canada facilities (including equipment) by the Customer or Customer-provided facilities, or by the failure of the Customer to provide access in accordance with Sections 4 and 5 herein.

(b) The Customer shall defend, indemnify and hold harmless AT&T Canada from and against all damages, liabilities, obligations, losses, injuries, claims, demands, penalties, costs and expenses (including reasonable legal fees and disbursements) arising from any and all claims by any person, including without limitation any Permitted User, based on the content of any transmissions by the Customer or any Permitted User using the service, or any other use of the service by the Customer or any Permitted User, including specifically the Prohibited Uses. The foregoing indemnity shall not apply to claims against AT&T Canada for direct damages to real or tangible personal property, or for bodily injury or death, proximately caused by AT&T Canada's negligence, and shall survive the termination or expiration of the Agreement.

16.  WARRANTIES

(a) THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS, WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, WITH RESPECT TO ANY SERVICE, PRODUCT OR EQUIPMENT PROVIDED BY AT&T CANADA TO THE CUSTOMER, INCLUDING WITHOUT LIMITATION, THOSE RELATING TO: (A) NETWORK TRANSMISSION CAPACITY; (B) WHETHER DATA WILL BE TRANSMITTED IN AN UNCORRUPTED FORM; (C) THE SECURITY OF ANY TRANSACTION; (D)

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     THE FAULT TOLERANCE OF THE SERVICE OR THE SUITABILITY OF SAME FOR HIGH RISK
     ACTIVITIES (AS DEFINED HEREIN); OR (E) THE RELIABILITY OR COMPATIBILITY OF THE EQUIPMENT OR SOFTWARE OF THIRD PARTIES WHICH MAY BE UTILIZED BY AT&T CANADA IN PROVIDING, OR BY THE CUSTOMER IN USING, THE SERVICE.

17.  TERMINATION

(a) AT&T Canada may terminate or suspend the Customer's service upon reasonable written notice in the event that:

     (i)    the Customer fails to pay its account when due;

     (ii) the Customer breaches any term or condition of these Terms of Service or any other agreement pertaining to the service to which it is a party;

     (iii) the Customer fails to provide or maintain a reasonable deposit or alternative when requested to do so in accordance with these Terms of Service;

     (iv) the Customer fails to provide AT&T Canada access to the Customer's premises or facilities (including equipment) as required by Sections 4 or 5 herein;

     (v) the Customer fails to comply with the terms of a deferred payment agreement;

     (vi) the Customer is suspected of using the service for fraudulent purposes;

     (vii) the Customer is an insolvent person within the meaning of the BANKRUPTCY AND INSOLVENCY ACT (Canada) or commits or threatens to commit any act of bankruptcy; or

     (viii) the commencement of any proceeding or the taking of any step by or against the Customer for the dissolution, liquidation or winding-up of the Customer or for any relief under the laws of any jurisdiction relating to bankruptcy, insolvency, reorganization, arrangement compromise or winding- up, or for the appointment of one or more of a trustee, receiver, receiver and manager, custodian, liquidator or any other person with similar powers with respect to the Customer.

(b) Prior to suspension or termination, except where continuation of service represents an abnormal risk of loss to AT&T Canada or the Customer is suspected of using the service for fraudulent purposes, as determined by AT&T Canada in its sole discretion, AT&T Canada shall provide the Customer with at least forty-eight (48) hours notice, stating:

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     (i)    the reason for the proposed suspension or termination and the amount owing (if any);

     (ii)   the scheduled suspension or termination date;

     (iii)  the reconnection charge; and

     (iv) the telephone number of an AT&T Canada representative with whom any dispute may be discussed.

(c) Except with Customer consent or in exceptional circumstances, suspension or termination shall occur only on Business Days between 8 a.m. and 4 p.m., unless the Business Day precedes a non-business day, in which case disconnection may not occur after 12 noon. For the purposes of these Terms of Services, "Business Day" shall mean any day other than Saturday, Sunday or any statutory holiday in the Province of Ontario.

(d) Notwithstanding the termination or suspension of the Customer's service, the Customer shall be liable for all charges incurred up to the date of suspension or termination.

(e) In the case of prepaid services that have been suspended, unless suspension occurs during the minium contract period, AT&T Canada shall make a daily pro rata allowance based on the monthly charge for such services.

18.  RESALE AND SHARING

(a)  The following definitions apply for the purposes of this Section 18;
     CIRCUIT: A voice grade analogue channel or a 64 Kbps (DS-0)
     CIRCUIT GROUP: A group of equivalent Circuits.
     CRTC: Canadian Radio-television and Telecommunications Commission. TELEPHONE COMPANY: Any company providing local exchange service.

(b) Except by special agreement, AT&T Canada services may not be used for the subsequent resale or lease on a commercial basis, with or without adding value, of a telecommunications service to users other than the Customer;

(c) Resellers and sharing groups are required to register with AT&T Canada and the CRTC prior to receiving service.

(d) Resellers and sharing groups may not use AT&T Canada services to originate competitive public switched interexchange voice services where prohibited by the CRTC.

(e) The provision of interexchange services by resellers and sharing groups, using only local services, is subject to the application of the contribution charges specified in the Telephone Company tariffs, applied to each interconnecting Circuit within a Circuit Group of the reseller or sharing group, in each central office.

19.  CONTRIBUTION CHARGES

(a) Contribution charges shall apply for each interconnecting Circuit within a Circuit Group, each overseas access Circuit within a Circuit Group, and each Canada-U.S.A. Circuit provided by AT&T Canada to a reseller or a sharing group at terms and conditions specified in the general tariffs for resale and sharing of the Telephone Companies within whose territories each of the above-mentioned Circuits are located.

20.  EXEMPTIONS

(a) Where an interconnecting circuit, a Canada-U.S.A. Circuit or an overseas access Circuit is used to provide a dedicated voice or data service, a local service, or a joint-use interexchange data service, the contribution charges specified in Section 18(f) above shall not apply, provided that the reseller or the sharing group applies to the CRTC on a case by case basis and provides evidence satisfactory to the CRTC that by reasons of the technical, economic or operational characteristics of the service, it is unlikely that the connections will be used significantly for joint-use interexchange voice.

                                  SCHEDULE "A"

                               EQUIPMENT SCHEDULE

1. GENERAL - This is a Schedule to a Service Agreement (the "Agreement") made as of _______________ between AT&T Canada Long Distance Services Company ("AT&T Canada") and TELE HUB LINK CORPORATION which Schedule sets out the terms and conditions relating to the Equipment (as defined below) provided to the Applicant with the Services under this Agreement. The reference in this Schedule to "this Agreement" is made to the aforementioned Agreement, including the Schedule thereto and the Terms of Service. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

2. EQUIPMENT DESCRIPTION - The quantity and descriptions of the equipment, accessories and software bundled with the Services and provided to the Applicant in accordance with the terms of this Schedule are set out below (such equipment, accessories and software described below, together with all replacements, parts, cables, repairs, additions and accessories incorporated therein or affixed thereto, are collectively referred to herein as the "Equipment"): One (1) Predictive Dialer - 20 seats, One (1) Option 11 PBX, Thirty (30) Call Centre Workstations.

     The said replacements, parts, cables, repairs, additions and accessories shall (whether or not purchased by AT&T Canada or Leasetec Canada Ltd.) be considered part of the Equipment for all purposes and, when installed in or attached to the Equipment (unless otherwise agreed), be or become the property of Leasetec Canada Ltd.

     The Applicant acknowledges that the Equipment is leased by AT&T Canada Ltd. pursuant to a lease agreement dated _____________________ , 1998 (the "Leasetec Lease" and the leased Equipment is subject to the terms and conditions of Leasetec Lease.

3. REPRESENTATIONS AND WARRANTIES - The Applicant acknowledges that it has made the selection of each item of Equipment based on its own judgment and expressly disclaims any reliance upon statements made by AT&T Canada. Each item of the Equipment is of a size, design and capacity selected by the Applicant and the Applicant is satisfied that the same is suitable for its purposes. AT&T CANADA MAKES NO EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF USE WITH RESPECT TO THE EQUIPMENT AND HEREBY DISCLAIMS THE SAME. The Applicant shall look solely to the equipment supplier for any and all claims related to the Equipment. The Applicant understands and agrees that neither supplier nor any salesperson or other agent of supplier is an agent of AT&T Canada. No salesperson or agent of supplier is authorized to waive or alter this Agreement and no representation by supplier shall in any way affect the Applicant's duty to pay the amounts due and perform its obligations under this Agreement. AT&T Canada hereby assigns to the Applicant, for and during the Initial Term (and any renewals or extension thereof), any warranty on the Equipment provided by the supplier. AT&T Canada and the Applicant agree that all limitations on remedies and liability contained in this Agreement represent a reasonable allocation of risks that is part of the fundamental bargain between the parties. The Equipment shall be deemed conclusively to have been delivered to the Applicant in good and efficient working order and repair and the Applicant shall be deemed conclusively to have accepted delivery for all purposes.

4. MAINTENANCE - The applicant shall as soon as practicable enter into a maintenance agreement with the manufacturer of the Equipment or its authorized third party agent on the manufacturer's or such third party's standard form (the "Maintenance Agreement") and shall maintain in force such Maintenance Agreement for the Initial Term, any renewals or extensions hereto or until such time as the Equipment is returned to AT&T Canada. The Applicant shall not itself perform any maintenance on the Equipment and shall not permit any third party other than the manufacturer or its authorized third party agent to perform such maintenance, without prior written consent of AT&T Canada.

5. LOCATION AND USE - The Equipment shall be located and used only at the following designated location:
     1000 Rue St. Antoine, Suite 600, Montreal, Quebec H3C 3R7

     The equipment may only be relocated by the Applicant upon written request and written consent thereof from AT&T Canada and at the Applicant's expense. Any relocation of the equipment must be performed by the manufacturer at the Applicant's expense. The Applicant shall cause the Equipment to be operated carefully by duly qualified personnel only in compliance with AT&T Canada's and/or manufacturer's recommendations and with all applicable laws and regulations. The Applicant shall use the software provided with the Equipment solely in conjunction with the Equipment and shall not in any way alter or modify such software or copy same without obtaining prior proper written consent from AT&T Canada.

6. OWNERSHIP - Title to the Equipment shall remain vested in Leasetec Canada Ltd. and shall not at any time pass to the Applicant. Title to any software included as part of the Equipment shall, at all times, remain vested with the supplier thereof and shall not pass to the Applicant. The applicant agrees not to remove any ownership identification on the Equipment or to encumber the Equipment or allow it to become attached or joined to an immovable. The Equipment shall at all times remain personal or movable property.

7. LOSS OR DAMAGE- The Applicant assumes the entire risk of loss, theft, destruction or damage to the Equipment or any part thereof due to any cause whatsoever during the Initial Term, any renewal term and until the Equipment is returned to AT&T Canada.

8. INSURANCE - The Applicant shall obtain and maintain in force during the Initial Term, any extension or renewal thereof and until the Equipment is returned to the possession of AT&T Canada, at its own expense, property damage and liability insurance, as well as insurance against loss or damage to the Equipment, including without limitation, loss by fire (including extended coverage), theft, collision and such other risks as are customarily insured by "all risks" policies on comparable equipment and by prudent operators of such equipment in such amounts, in such form and with such insurers as shall be satisfactory to AT&T Canada. In any event, such insurance coverage shall not be less than the greater of (i) full replacement value of the Equipment or (ii) the total of all payments to be made under the Agreement plus the expected fair market value of the Equipment at the end of the Initial Term to be determined at the sole discretion of AT&T Canada. Each insurance policy will name AT&T Canada and Leasetec Canada Ltd. as additional insured and as loss payee thereof, and shall contain a clause requiring the insurer to give AT&T Canada and Leasetec Canada Ltd. at least thirty (30) days prior written notice of any cancellation or alteration. The Applicant shall furnish AT&T Canada and Leasetec Canada Ltd. upon request with evidence of such insurance coverage. The Applicant further agrees to give AT&T Canada and Leasetec Canada Ltd. prompt notice of any damage to or loss of the Equipment or any part thereof.

9. INDEMNITY - The Applicant or the third party with possession and use of the Equipment (to which the Lessor has consented) does hereby assume liability for, and does hereby agree to indemnify, protect, save and keep harmless AST&T Canada and Leasetec Canada Ltd. and their respective agents and mandataries, employees, officers and directors from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements.\, including legal expenses, of whatsoever kind or nature, imposed or assumed by, incurred by or asserted against AT&T Canada in any relating to or arising out of this Agreement or any items of Equipment, including without limitation the manufacture, order, acceptance or rejection, purchasing, ownership, delivery, installation, lease, pose\session, use, importation, condition, sale, relocation, return or other disposition of the Equipment (including, without limitation, any claim relating to any latent and other defects whether or not discoverable by the Applicant, any claim in tort for strict liability and any claim for patent, trademark, design or copyright infringement). The Applicant agrees to give AT&T Canada prompt notice of liability hereby indemnified against. This paragraph shall be in full force and effect fro the date of execution of this Agreement even if the Initial Term has not yet commenced. The indemnities contained in this paragraph shall continue in full force and effect notwithstanding the expiration or termination of this Agreement and shall be payable on demand. The applicant shall pay to AT&T Canada any amounts arising hereunder forthwith upon demand.

10. EVENTS OF DEFAULT - In addition to the events of default set out elsewhere in the Agreement which entitle AT&T Canada to exercise its right to terminate, AT&T Canada may terminate or suspend the Services or terminate this Agreement upon reasonable written notice in the event that:

     (i) all or a part of the Equipment is, or is in imminent danger of being confiscated, attached, sequestered or seized legal process; or

     (ii) Applicant creates or permits any lien or encumbrance on the Equipment and fails to remove same within five (5) days hereof.

     The Applicant shall be in default with respect to the performance of its obligations herein as a result of mere lapse of time regarding such performance without the necessity of any notice or demand on the part of AT&T Canada.

11. REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT - Upon the occurrence of any of the events of default which entitle AT&T Canada to exercise its right to terminate set out in this Agreement, including without limitation, Section 10 above, at any time thereafter, provided such event of default is then continuing, AT&T Canada may, in its sole discretion, terminate this Agreement or cancel any and all Schedules which reference this Agreement and/or exercise one or more of the following remedies: (a) AT&T Canada may enter upon the premises where the Equipment is located and take possession of the Equipment without demand or notice wherever the same be located, without any court order or other process of law, the Applicant hereby waiving any and all damages in good faith, deem fit; and (b) in addition to any other right or remedy which it may have at law or in equity, give notice to the applicant that it intends to proceed forthwith to the recovery of liquidated damages, which as between the parties hereto, shall be conclusively deemed to be a genuine pre-estimate of the damages suffered by AT&T Canada in the circumstance and not a penalty and which liquidated damages shall be calculated by determining the present value of the total of all amounts due or to become due under the Agreement to the expiration of the Initial Term or any extension or renewal term thereof at a rate of six (6%)
     per cent per annum, including without limitation all costs incurred by AT&T Canada, its assignees or agents in enforcing the terms of this Agreement plus the expected fair market value of the Equipment at the end of the Initial Term or any extension or renewal of the Initial Term which shall be determined on the basis of and shall be the aggregate amount which would be obtainable at the expiration of the Initial Term or any extension or renewal of the Initial Term in an arms-length transaction between an informed and willing buyer/user and an informed and willing seller under no compulsion to sell.

     The foregoing remedies shall be in addition to any other rights which AT&T Canada may have by law or under this Agreement.

12. RETURN OF EQUIPMENT - Upon the expiration or termination of the Initial Term or any renewal or extension thereof for any reason, the Applicant shall, at the Applicant's risk and expense, return the Equipment to AT&T Canada to its address at 200 Wellington Street West, Suite 1600, Toronto, Ontario M5V 3G2 or to a location designed in writing by AT&T Canada in North America, in good repair, condition and working order. Without otherwise limiting the Applicant's obligations hereunder, the Applicant shall arrange, at its expense, to have the Equipment de-installed by the manufacturer. Such Equipment shall be suitable for re-certification by the manufacturer or its authorized third party agent thereof and the Applicant shall assume any costs incurred to have the manufacturer re-certify the Equipment for manufacturer's maintenance. The Equipment shall be re-certified prior to the end of the Initial Term or any extension or renewal term thereof.

13. TIME OF THE ESSENCE - NOTICES - Time shall be of the essence of this Agreement. Any notices and demands or permitted to be given or made hereunder shall be given or made in writing and delivered personally or by regular mail to the party to whom it is addressed at the address set forth in this Agreement or to such other address as either party may hereafter substitute by written notice given in the manner prescribed in this paragraph.

13. INSPECTION BY AT&T CANADA - Upon request by AT&T Canada, the Applicant shall at all reasonable times during business hours make the Equipment available to AT&T Canada for inspection at the place where the Equipment is located and shall make the Applicant's records pertaining to the Equipment available to AT&T Canada for inspection.

14. WAIVER BY THE APPLICANT - To the fullest extent permitted by law, the Applicant hereby waives (i) the provisions of Articles 1848 and 1849 of the Civil Code of Quebec, (ii) the

     Limitation of Civil Rights Act of Saskatchewan, and (iii) the Distress Act of Manitoba.

15. FINANCIAL INFORMATION - The Applicant represents and warrants that any financial information submitted to AT&T Canada herewith or at any other time is true and correct. The Applicant hereby authorizes AT&T Canada to conduct a personal investigation and to obtain any information required related to this Agreement from any source to which AT&T Canada may apply and each source is hereby authorized to provide such information. Further, the Applicant shall furnish to AT&T Canada its financial statements within 10 days upon request of AT&T Canada prepared in accordance with accounting principles consistent with such prior statements. The Applicant shall also furnish such other information as AT&T Canada may from time to time reasonably request.

16. CONFLICT - In the event of any conflict between the terms of this Schedule and the terms set out elsewhere in the Agreement or the terms of any other agreement(s) entered into by and between the Applicant and AT&T Canada relating to the Equipment, the terms of this Schedule shall prevail and control over such other provisions or agreements.

17. VALIDITY AND ENFORCEABILITY - The Applicant and AT&T Canada hereby agree and acknowledge that the validity and enforceability of this Schedule is expressly conditioned upon (i) the execution of the Leasetec Lease and (ii) the receipt by AT&T Canada of the consent from Leasetec Canada Ltd. to the possession and use by the Applicant of the Equipment pursuant to this Schedule. The Applicant and AT&T Canada further agree that immediately upon the execution of the Leasetec Lease by a duly authorized representative of Leasetec Canada Ltd. and the receipt by AT&T Canada of the aforementioned consent, this Schedule and the obligation of the Applicant and AT&T Canada hereunder will immediately become valid, binding and enforceable obligations of AT&T Canada and the Applicant.

DATED this 14th day of October, 1998.

                              TELE HUB LINK CORPORATION
                              Address:  1000 rue St. Antoine West,
                                        Suite 600, Montreal, Quebec
                                        H3C 3R7

                              Signature: /s/PATRICK THOMAS
                                        ---------------------
                              Per:       Patrick Thomas
                                         President and Chief Executive
                                         Officer

                               AT&T CANADA LONG DISTANCE SERVICES
                               COMPANY

                               Address:  200 Wellington Street West,
                                         Suite 1600, Toronto, Ontario
                                         M5V 3G2

                               Signature: /s/GEORGE HARVEY
                                         ---------------------
                               Per:       George Harvey
                                          President, Business Services